Exhibit 99

Gentherm Announces New Independent Director

David Heinzmann appointed to Gentherm’s Board of Directors

NORTHVILLE, Mich., June 25, 2020 (GLOBE NEWSWIRE) – (GLOBE NEWSWIRE) Gentherm (NASDAQ: THRM), a global market leader and developer of innovative thermal management technologies, today announced that David Heinzmann has been appointed to the Company’s Board of Directors effective August 11, 2020.

Heinzmann is President and CEO and a member of the Board of Directors of Littelfuse, Inc., a global manufacturer of leading technologies in circuit protection, power control and sensing. He has served as President and CEO since 2017, leading the strategic direction, customer development and new product strategy of Littelfuse. He began his career with Littelfuse in 1985 as a manufacturing engineer and has held positions of increasing responsibility, including Vice President, Global Operations from 2007 to 2013 and Chief Operating Officer from 2014 to 2016. Heinzmann previously served on the Board of Directors of Pulse Electronics Corporation (OTC: PULS) from 2014 until its acquisition by Oaktree Capital Management in 2015.

“We are pleased to welcome David to Gentherm’s Board of Directors,” said Ronald Hundzinski, Chair of the Board of Gentherm. “David brings broad transformational experience across multiple disciplines and industries, which will be an asset to Gentherm’s board. As CEO, he has delivered exceptional shareholder value by creating and deploying the Littelfuse strategy to double the size of the company over five years.”

“David’s strong track record as a leader and innovator make him an ideal board member to further Gentherm’s realization of our Focused Growth strategy and to create shareholder value. He brings a wealth of knowledge and his excellent strategic instincts will be invaluable to Gentherm,” said Phil Eyler, President and CEO of Gentherm. “I look forward to his insight and counsel and am excited for him to join as a new member of our Board of Directors.”

Heinzmann holds a bachelor’s degree in Mechanical Engineering from Missouri University of Science and Technology and is a graduate of Stanford Directors’ College at Stanford University Law School and AeA/Stanford Executive Institute at Stanford University Graduate School of Business.

Investor Contact

Yijing Brentano, Gentherm

investors@gentherm.com

248.308.1702

Media Contacts

Melissa Fischer, Gentherm

media@gentherm.com

248.289.9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has over 11,000 employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, South Korea, North Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated’s goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management’s reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements. Those risks include, but are not limited to, risks that COVID-19 and its direct and indirect adverse impacts have had, and will continue to have, an adverse effect on, among other things, the Company’s financial condition, business operations and stock price, new products may not be feasible, sales may not increase, additional financing may not be available, if needed, new competitors may arise or customers may develop their own products to replace the Company’s products, currency exchange rates may change unfavorably, pricing pressures from customers may increase, and other adverse conditions in the industries in which the Company operates may negatively affect its results. The foregoing risks should be read in conjunction with the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.